Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name and references to, the oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2023, related to certain Paramount Resources Ltd. assets, included in or incorporated by reference in Ovintiv Inc.’s Form 8-K/A filed with the United States Securities and Exchange Commission on February 4, 2025

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ Michael Verney
Michael Verney
Executive Vice President

Calgary, Alberta

May 12, 2025

2000, Eighth Avenue Place, East Tower, 525 – 8 Avenue SW, Calgary, AB, T2P 1G1 Tel: (403) 262-5506 www.mcdan.com